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                                                                EXHIBIT 10.27(c)

                            AMD INVESTMENT AGREEMENT



                          ADVANCED MICRO DEVICES, INC.

                                  investing in

                                FUJITSU LIMITED



                                March 26, 1993



Confidential portions of this document have been deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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                           AMD INVESTMENT AGREEMENT



     This AMD INVESTMENT AGREEMENT (the "Agreement") is made this
26th day of March, 1993 between FUJITSU LIMITED, a Japanese stock company or kabushiki kaisha ("FUJITSU") and ADVANCED MICRO
DEVICES, INC., a Delaware corporation ("AMD").

     AMD and FUJITSU have entered into a Memorandum of Understanding dated July 13, 1992 regarding (a) the formation, funding and implementation of a joint venture between AMD and FUJITSU to manufacture integrated circuits (the "Joint Venture") and (b) the purchase by each party of common stock of the other party and/or its subsidiaries.

     1.1 Purchases of Fujitsu Securities. Upon the terms and conditions set forth in this Agreement, AMD shall purchase bonds and/or shares of the common stock of FUJITSU having a total price of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] (the "Fujitsu Securities"). All Fujitsu Securities shall be purchased in the open market in Japan, unless otherwise agreed between the parties. The selection between the purchase of bonds, or the purchase of equity securities such as common stock or bonds convertible into common stock, shall be initially at FUJITSU'S discretion, provided that AMD shall have the sole discretion to vary such selection to the extent necessary for the Joint Venture to be or not to be, at AMD's discretion, a "controlled foreign corporation" of AMD (within the meaning of Chapter 1, Subchapter N, Part III, Subpart F of the Internal Revenue Code of 1986, as amended), with a reasonable margin to ensure that AMD's objective is achieved. To the extent consistent with this objective, at FUJITSU's election the parties will negotiate the terms under which AMD shall purchase publicly traded bonds issued by FUJITSU


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and convertible into common stock of FUJITSU, instead of
purchasing common stock.

     1.2 Timing of Purchase. FUJITSU shall provide written notice to AMD regarding the extent to which FUJITSU elects to exercise its option to request AMD purchase convertible bonds rather than Fujitsu common stock within ten (10) days after the Effective Date of the Joint Venture Agreement between FUJITSU and AMD. AMD shall purchase Fujitsu Securities within thirty (30) days after receipt of such notice.

     1.3  Timing of Permitted Resales or Transfers.   Unless AMD
enters into a firm commitment to replace the FUJITSU Securities purchased under Section 1.1 with FUJITSU Securities of equal value within 30 days after disposition, the FUJITSU Securities purchased under Section 1.1 may not be resold, hypothecated or transferred except in the following manner. Up to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the Fujitsu Securities purchased in accordance with the Agreement may be resold or transferred at any time after [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the consummation of such purchase. All remaining Fujitsu Securities may be resold or transferred at any time after [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] of the consummation of such purchase.

     1.4 Information on Issuances. FUJITSU shall, to the extent legally permissible (i) provide AMD with a statement, on December 1 of each year during the term of the Joint Venture Agreement, of the number and type of voting shares and convertible debt of FUJITSU outstanding as of a date within the preceding 45 days, and (ii) provide AMD with at least seven days advance notice


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prior to the issuance of additional shares (other than shares issued pursuant to conversion of debt) which would cause the number of FUJITSU voting shares outstanding at December 31 of such year to be in excess of 110% of the number of shares specified in FUJITSU's December 1 statement to AMD.

     1.5 Communications. All notices and communications required, made or permitted hereunder or in connection herewith shall be in writing and shall be delivered by hand, or by messenger, or by recognized courier service (with written receipt confirming delivery), or by postage prepaid registered or certified airmail (return receipt requested), and addressed:

          (a)  If to FUJITSU, to:
               FUJITSU LIMITED
               Furukawa Sogo Building
               6-1, Marunouchi 2-chome
               Chiyoda-ku, Tokyo 100, Japan
               Attn:     Mr. Hirohiko Kondo
                         General Manager
                         Electronic Devices Marketing Division

               with a copy to
                    FUJITSU LIMITED
                    Marunouchi Center Bldg.
                    6-1, Marunouchi 1-chome
                    Chiyoda-ku, Tokyo 100, Japan
                    Attn: Mr. Gen Iseki
                          General Manager
                          Legal Division


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          (b)  If to AMD, to:
               (Mail)
                    ADVANCED MICRO DEVICES, INC.
                    P.O. Box 3453
                    Sunnyvale, CA  94088-3453
                    Attn:     Marvin D. Burkett
                              Senior Vice President and
                              Chief Financial Officer

               (Hand Delivery)
                    915 De Guigne Drive
                    Sunnyvale, CA
                    Attn:     Marvin D. Burkett
                              Senior Vice President and
                              Chief Financial Officer

               With a copy to:
                    (same addresses)

                    Attn:     Thomas W. Armstrong, Esq.
                              Vice President, General Counsel and
                              Secretary


     Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered
(ii) if sent by airmail, at the earlier of its receipt or at 5 p.m. local time of the recipient, on the seventh (7th) day after deposit in a regularly maintained receptacle for the deposit of airmail, and (iii) if sent by a recognized courier service, on the date shown in the written confirmation of delivery issued by such courier service. Either party may change the address(es) and/or addressee(s) to whom notice must be given by giving notice pursuant to this section at least seven days prior to the date the change becomes effective.

     1.6 Costs and Expenses. FUJITSU and AMD each shall bear their own costs and expenses of the transactions contemplated hereby.

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     1.7  Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding on, the parties hereto and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party.

     1.8 Entire Agreement; Modification. This Agreement and all exhibits hereto and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and neither party shall be liable or bound to the other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by a corporate officer of the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     1.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     1.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.


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     1.11 Cooperation; Best Efforts.  The parties agree to
cooperate and to use their best efforts to consummate the purchase of Fujitsu Shares authorized by this Agreement. Such cooperation shall include, but not be limited to, the diligent and prompt filing and pursuit of all governmental consents, reviews or clearances required by law to be obtained by either party with respect to any or all purchases under this Agreement.

      1.12 Governing Law, Language.     This Agreement shall be
governed in all respects by the laws of Japan. This Agreement is in the English language only, which shall be controlling in all respects. No translations, if any, of this Agreement into Japanese or any other language shall be of any force or effect in the interpretation of this Agreement as to either party hereto or in any determination of the interest of either of such parties.

     1.13 Dispute Resolution.
               (a)  Any and all disputes arising under or
affecting this Agreement or any other agreement to be executed in accordance herewith shall be resolved, except as expressly provided otherwise in such other agreement, exclusively by confidential arbitration pursuant to the rules of the Japan Commercial Arbitration Association in Tokyo, Japan, or such other location as may be agreed between the parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within and without Japan. Each of the parties shall designate one arbitrator and the two arbitrators so designated shall select the third arbitrator. Arbitration proceedings shall be conducted in English with simultaneous translation into Japanese. Among the remedies available to them, the arbitrators shall be authorized to require specific performance of provisions of this Agreement. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of


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competent jurisdiction in the United States or Japan, and each of the parties hereto unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. Subject only to the provisions of Applicable Law and, except as aforesaid, the procedure described in this Section
1.13 shall be the exclusive means of resolving disputes arising under or affecting this Agreement and all other agreements to be executed in accordance herewith.

               (b) All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the parties and by the arbitrators to be confidential information. No party or arbitrator shall disclose in whole or in part to any other person any confidential information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential information may be disclosed (i) to attorneys, (ii) to parties, and (iii) to outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert agrees to comply with the confidentiality terms of this Section, and that such expert will not use any confidential information disclosed to such expert for personal or business advantage.

     1.14 Termination.   If either party transfers its shares in
the Joint Venture pursuant to the Joint venture Agreement, or is a Triggering Party under the Joint Venture Agreement, the other party shall have the right to terminate this Agreement. This agreement may be terminated by either party pursuant to the


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rights given it under subsection 7.5.A of the Joint Venture
Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                              FUJITSU LIMITED


                              By: /s/ HIKOTARO MASUNAGA
                              ________________________________
                                      Hikotaro Masunaga


                              ADVANCED MICRO DEVICES, INC.


                              By: /s/ MARVIN D. BURKETT
                              _________________________________
                                      Marvin D. Burkett
                                      Chief Financial Officer


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                            AMD INVESTMENT AGREEMENT

                               TABLE OF CONTENTS



1.1  Purchases of Fujitsu Securities . . . . . . . . . . . . .  1

1.2  Timing of Purchase. . . . . . . . . . . . . . . . . . . .  2

1.3  Timing of Permitted Resales or Transfers. . . . . . . . .  2

1.4  Information on Issuances. . . . . . . . . . . . . . . . .  2

1.5  Communications. . . . . . . . . . . . . . . . . . . . . .  3

1.6  Costs and Expenses. . . . . . . . . . . . . . . . . . . .  4

1.7  Successors and Assigns. . . . . . . . . . . . . . . . . .  5

1.8  Entire Agreement; Modification. . . . . . . . . . . . . .  5

1.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . .  5

1.10 Severability. . . . . . . . . . . . . . . . . . . . . . .  5

1.11 Cooperation; Best Efforts . . . . . . . . . . . . . . . .  6

1.12 Governing Law, Language . . . . . . . . . . . . . . . . .  6

1.13 Dispute Resolution. . . . . . . . . . . . . . . . . . . .  6

1.14 Termination . . . . . . . . . . . . . . . . . . . . . . .  7

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